EXHIBIT 23.1






                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-39582, 333-75962, 333-112999 and 333-113441) of
Infowave Software, Inc. of our report dated December 20, 2003, relating to the financial statements of Telispark, Inc., which appears in the Current Report on Form 8-K of Infowave Software, Inc. dated March 23, 2004.


/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 23, 2004